UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 4, 2011

CASABLANCA MINING LTD.
(Name of small business issuer specified in its charter)

Nevada	000-53558	80-0214005
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9880 Magnolia Ave. Suite 176
Santee, CA  92071
(Address of principal executive offices)

USD ENERGY CORP.
 (former name or former address, if changed since last report)

619-717-8047
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03                      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On February 4, 2011, USD Energy Corp. (the “Company”) filed an amendment to its Articles of Incorporation to change its name to Casablanca Mining Ltd.  The amendment became effective upon filing with the Nevada Secretary of State.   A copy of the Certificate of Amendment to the Articles of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.07                      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On February 3, 2011, the Company mailed to its stockholders a consent solicitation on Schedule 14A to solicit consent of the stockholders to:

●	Change the Company’s name from “USD Energy Corp.” to “Casablanca Mining Ltd.”; and

●	Approve a form of indemnification agreement that the board of directors may from time to time authorize the Company to enter into with selected directors and officers.

Based upon the record date of January 21, 2011, 51,508,878 shares of common stock were issued and outstanding and entitled to vote pursuant to the consent solicitation.   For the name change and the form of indemnification agreement to be approved, the Company needed to receive the written consent of stockholders representing a majority of the voting power of its outstanding common stock as of the record date.  The requisite consent was received on February 4, 2011, with 49,439,250 shares of common stock consenting to each action.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)                    Exhibits:

Exhibit	Description

3.1	Amendment to the Articles of Incorporation of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2011	CASABLANCA MINING LTD.

	By:	/s/ Trisha Malone
Trisha Malone
Chief Financial Officer